Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Commtouch Software Ltd. on:

(a)	Form S-8 NO.(333-94995) pertaining to the 1996 CSI Stock Option Plan, the 1999 Section 3(i) Share Option Plan and the 1999 Non-Employee Directors Stock Option Plan of Commtouch Software Ltd.;

(b)	Form S-8 NO. (333-65532) pertaining to the 1999 Non-Employee Directors Stock Option Plan;

(c)	Form F-3 NO. (333-88248) pertaining to the registration by Commtouch Software Ltd. of 7,095,886 of its ordinary shares;

(d)	Form F-3 NO. (333-109837) pertaining to the registration by Commtouch Software Ltd. of 8,793,564 of its ordinary shares;

(e)	Form F-3 NO. (333-111731) pertaining to the registration by Commtouch Software Ltd. of 11,345,358 of its ordinary shares;

(f)	Form F-3 NO. (333-111734) pertaining to the registration by Commtouch Software Ltd. of 4,162,479 of its ordinary shares;

(g)	Form F-3 NO. (333-117085) pertaining to the registration by Commtouch Software Ltd. of 23,363,879 of its ordinary shares;

(h)	Form F-3 NO. (333-122407) pertaining to the registration by Commtouch Software Ltd. of 12,760,000 of its ordinary shares;

(i)	Form F-3 NO. (333-131272) pertaining to the registration by Commtouch Software Ltd. of 9,000,000 of its ordinary shares;

(j)

Form S-8 NO. (333-141177) pertaining to the Amended and Restated 1999 Non-Employee Directors Stock Option Plan, Amended and Restated 1996 CSI Stock Option Plan, Amended and Restated Israeli Share Option Plan and the Commtouch Software Ltd. 2006 U.S. Stock Option Plan,

of our report dated June 25, 2007, with respect to the consolidated financial statements of Commtouch Software Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2006.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 25, 2007	A Member of Ernst & Young Global